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                                                                   EXHIBIT 10.30


                    FORT WAYNE-ALLEN COUNTY AIRPORT AUTHORITY

                                  GROUND LEASE

         This Ground Lease, made and entered into as of the 13th day of April, 1998, by and between FORT WAYNE-ALLEN COUNTY AIRPORT AUTHORITY, an Indiana municipal corporation ("Landlord"), and KITTY HAWK, INC., a Delaware corporation duly admitted to do business in the State of Indiana, ("Tenant");

         WITNESSETH THAT, in consideration of the rents, covenants and agreements hereinafter set forth, such parties enter into the following agreement:

                                    ARTICLE I

                            DEFINITIONS AND EXHIBITS

Section 1.1  Definitions.

         In addition to the words and terms elsewhere defined in this Lease, the following words and terms as used in this Lease shall have the following meanings unless the context or use indicates another or different meaning or intent and such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms herein defined.

         "Airport Use and Lease Agreement" shall mean the agreement from time to time in effect between the Landlord and all Signatory Airlines.

         "Bonds" means the Fort Wayne International Airport Air Trade Center Building Corp. First Mortgage Improvement Bonds, Series 1998.

         "Building Corp." means the Fort Wayne International Airport Air Trade Center Building Corp.

         "Buildings" means all of the improvements to be constructed pursuant to
Article IV of the Building Lease.

         "Building Lease" means that certain building lease entered into by and between Landlord and Tenant on even date herewith.

         "Project" means the American International Freight Central Cargo Hub, consisting in part of aircraft maintenance, cargo sort, and related facilities, the real, personal or real and personal property identified in Exhibit "C" hereto or in or pursuant to any amendments hereto or in the certificate given pursuant to Section 4.3 hereof, or acquired, constructed or installed as replacement or substitution therefor or addition thereto.


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         "Operating Agreement" means that certain operating agreement entered into by and between Landlord and Tenant on even date herewith.

         "Use and Lease Agreement" means that certain use and lease agreement entered into by and between Landlord and Tenant on even date herewith.

Section 1.2  Exhibits.

         The exhibits listed below and attached to this Lease are incorporated herein by this reference:

         Exhibit "A"   Description of the premises herein demised to Tenant.

         Exhibit "B"   Phase I Environmental Site Assessment Report with respect
                       to the Premises to be furnished by the Landlord.

         Exhibit "C"   Description of the Expansion Real Estate, as described in
                       Article III herein.

                                   ARTICLE II

                            LEASED PREMISES AND TERM

Section 2.1  Leased Premises.

         Landlord herein leases to Tenant and Tenant hereby rents from Landlord the real property described in Exhibit "A" to this Lease (hereinafter called "the Premises"), under the terms set forth in this Lease.

Section 2.2  Lease Term.

         The term of this Lease (the "Lease Term") shall commence on the earlier of the following dates:

                  (a) The Completion Date as provided for in the Building Lease, or

                  (b) The date upon which the Tenant takes possession of the Premises,

which date is hereinafter referred to as the "Commencement Date."
Notwithstanding the foregoing, in no event, other than upon the occurrence of an event described in Section 22.6 below, shall the Commencement Date be later than July 1, 1999.

         The term of this Lease shall cease at the termination of the term of the Building Lease.


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Section 2.3  Possession Prior to Commencement Date.

         If, by mutual consent of the parties, Tenant takes possession of the Premises prior to the Commencement Date, then during such pre-term period, Tenant shall pay the rent as herein established on a pro-rata basis and such occupancy shall be under all of the terms and conditions of this Lease, but such pre-term occupancy shall not affect the Lease Term as herein otherwise established.

                                   ARTICLE III

                                 TENANT OPTIONS

Section 3.1  Tenant's Option to Expand the Leased Premises.

         At any time during the first ten (10) years of the initial lease term and so long as Tenant is not in default under the terms of the Ground Lease, the Building Lease, the Operating Agreement, or the Airport Use and Lease Agreement, and subject to the condition that the tenant is then operating an aeronautically related activity on the Real Estate, the Tenant shall have an option to lease an expansion area of real estate which consists of the Northeast one-half (1/2) of Lot A-9, as described in Exhibit "C" attached hereto, to the Fort Wayne International Airport Air Trade Center, consisting of 14 acres, more or less, in order to permit the Tenant to expand their ramp and sort hub facility and to connect with Taxiway Tango when constructed by the Landlord (the "Expansion Real Estate"). The right of the Tenant to exercise the option to lease is conditioned upon the payment by the Tenant to the Landlord of the sum of Six Thousand Seven Hundred Dollars ($6,700) on July 1, 1999, and a like sum on or before the first day of July of each and every year thereafter through July 1, 2009.

         Any portion of the Expansion Real Estate which is acquired by the Tenant pursuant to this Section 3.1 shall become part of the Premises leased to the Tenant under this Agreement and shall be added to and incorporated as a part of Exhibit "A" hereto. In such event, the Minimum Monthly Rent shall be adjusted, as of the date said notice is received by the Landlord. Said adjustment shall be calculated by dividing the Minimum Monthly Rent at that time by 1,603,704.90. The quotient shall be multiplied by the number of square feet in the Expansion Real Estate. The product will then be added to the Minimum Monthly Rent then in effect to produce the new Minimum Monthly Rent. Such adjusted Minimum Monthly Rent shall then be effective until the next adjustment pursuant to this Section 4.1.

Section 3.2  Rights of First Refusal.

         Tenant shall have the following rights of first refusal:

                  (a) Tenant has made each of the ten (10) payments contemplated by Section 3.1 above, and so long as Tenant is not in default under the terms of the Ground Lease, the Building Lease, the Operating Agreement, or the Airport Use and Lease Agreement, and subject to the condition that the tenant is then operating an

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         aeronautically related activity on the Real Estate, Tenant shall have, during the second ten (10) years of the Lease Term, a right of first refusal to lease the Expansion Real Estate. In the event that the Landlord receives a written initial proposal for the lease of the Expansion Real Estate to any third party, the Landlord shall forthwith notify the Tenant of the terms and conditions of such initial proposal to lease and, thereafter for a period of forty-five (45) days, the Tenant shall have the right of first refusal to lease the Expansion Real Estate upon terms and conditions which are mutually acceptable.

                  (b) If Tenant fails to make any of the ten (10) payments contemplated by Section 3.1 above, Tenant shall have, during the first ten (10) years of the Initial Lease Term, a right of first refusal to lease the Expansion Real Estate. In the event that the Landlord receives a written initial proposal for the lease of the Expansion Real Estate to any third party, the Landlord shall forthwith notify the Tenant of the terms and conditions of such initial proposal to lease and, thereafter for a period of forty-five (45) days, the Tenant shall have the right of first refusal to lease the Expansion Real Estate upon terms and conditions which are mutually acceptable.

                                   ARTICLE IV

                                RENT AND DEPOSIT

Section 4.1  Minimum Rent.

         Tenant covenants and agrees to pay Landlord, without deduction, abatement or setoff of any nature whatsoever, as rent for the Premises only, the sum of One Hundred Seventy-six Thousand Four Hundred Eight Dollars ($176,408) per year (36.816 acres x 43,560 square feet x .11 per square foot) (hereinafter "Minimum Term Rent"). Minimum Term Rent shall be payable in equal monthly installments of Fourteen Thousand Seven Hundred One Dollars ($14,701) in advance without demand on the first day of each and every calendar month throughout the term of this Lease (hereinafter referred to as "Minimum Monthly Rent"). If the Commencement Date is not the first day of a calendar month, then Tenant shall pay rent at the rate herein established on a pro-rata basis for the number of days' tenancy during such initial month and shall thereafter make rent payments on the first day of each calendar month, with a like adjustment for the final month of the Lease Term, if applicable. The rent shall be payable without relief from valuation and appraisement laws at the office of the Landlord, whose address is stated in Section 22.18.

         On each anniversary date of the Lease during the Lease Term, the Minimum Monthly Rent shall be adjusted, based upon the adjustment in the Consumer Price Index (All Urban Consumers) or, if there shall be no such Consumer Price Index, then in the successor of the most nearly comparable successor index thereto ("Index Figure") by multiplying the Minimum Monthly Rent by a fraction, the numerator being the Index Figure for the month of December preceding the anniversary date of the Lease, and the denominator being the Index Figure for the month of December preceding the Commencement Date. This figure, as calculated, shall become the

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Minimum Monthly Rent for the Lease Term, subject to additional annual adjustment as described below.

         Thereafter, on each succeeding anniversary date, the Minimum Monthly Rent shall be adjusted by multiplying the Minimum Monthly Rent by a fraction, the numerator being the Index Figure for the month of December, preceding the current anniversary date, and the denominator being the Index Figure for the month of December preceding the previous anniversary date.

Section 4.2  Additional Rent.

         All amounts required or provided to be paid by Tenant under this Lease other than Minimum Monthly Rent shall be deemed Additional Rent. If Landlord pays any monies or incurs any expense to correct a breach of this Lease by Tenant or to do anything in this Lease required to be done by Tenant, all amounts so paid or incurred shall, upon notice to Tenant, be considered Additional Rent. Also, any amounts which Tenant must pay to Landlord under the Fort Wayne-Allen County Airport Authority Rules and Regulations, as may be amended from time to time, shall become Additional Rent upon notice to Tenant.

         Additional Rent shall be payable by Tenant under the same terms in this Lease as Minimum Monthly Rent. Additional Rent shall be payable with the first Minimum Monthly Rent installment thereafter becoming due and payable, and may be collected as provided as in the case of Minimum Monthly Rent.

Section 4.3  Failure to Pay Rent.

         It is agreed by Tenant and Landlord that Landlord may terminate the tenancy of Tenant without demand or notice if Tenant fails to pay any Minimum Monthly Rent within thirty (30) days of the date it is due.

         Minimum Monthly Rent and Additional Rent shall each bear interest from and after thirty (30) days after the due date, until paid, at the rate of Eighteen percent (18%) per annum.

                                    ARTICLE V

                                 TAXES AND FEES

Section 5.1  Real Estate Taxes and User Fees.

         Tenant shall pay, as Additional Rent, all real property taxes, user fees, and other such charges levied upon its leasehold interests and/or upon the Premises and the Buildings , if any, but Tenant shall pay only such Taxes and Fees which are payable after the Commencement Date of this Lease as provided for above, and it is the intent of the parties hereto that Tenant shall pay only such Taxes and Fees which are payable in the period covered by Tenant's term of possession. All Taxes and Fees shall become Additional Rent at the time Tenant receives notice of such charges from Landlord.

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Section 5.2  Other Taxes.

         Tenant shall pay, during the Lease Term, all license fees and occupation taxes applicable to the business conducted by Tenant on the Premises, and all taxes on any and all personal property owned by Tenant and located upon the Premises.

                                   ARTICLE VI

                   PARKING AREAS, COMMON AREAS AND FACILITIES

Section 6.1  Common Areas.

         All public parking areas, access roads, and facilities furnished, made available or maintained by Landlord in or near the Premises, including (where applicable) truck ways, driveways, loading docks and areas, delivery areas, pedestrian sidewalks, landscaped areas, retaining walls, stairways, lighting facilities, sanitary systems, utility lines, water filtration and treatment facilities, and other areas and improvements provided by Landlord for the general use in common of Tenants and their customers (all of which are hereinafter called "Common Areas") shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right, from time to time, to establish, modify and enforce reasonable rules and regulations with respect to all Common Areas.

Section 6.2  Use of Common Areas.

         Tenant and its business invitees, employees and customers shall have the non-exclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant rights, to use the Common Areas subject to such reasonable regulations as Landlord may from time to time impose in the rights of Landlord set forth above. Landlord may at any time close temporarily any Common Areas to make repairs or changes or for other reasonable purposes. Tenant shall not interfere with Landlord's or other tenants' rights to use any part of the Common Areas.

Section 6.3  Landlord's Obligations.

         Landlord shall keep the common areas in good condition and readily accessible to the Tenant.

                                   ARTICLE VII

                            ENVIRONMENTAL COMPLIANCE

         Tenant makes the following representations and warranties to Landlord regarding compliance with environmental laws:

         (a) Environmental Laws and Hazardous Substances. For purposes herein, the term "Environmental Law(s)" shall mean any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Substance, as now or at any time hereafter in effect. For purposes herein,

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the term "Hazardous Substance(s)" shall have the meaning ascribed in and shall include those substances listed under the Comprehensive Environmental Response, Compensation and Liability Act, 41 U.S.C. 9601 et seq. and the regulations promulgated thereunder (as amended from time to time) and the Clean Air Act, 41 U.S.C. 7401 et seq. and the regulations promulgated thereunder (as amended from time to time) and includes oil, waste oil, and used oil as those terms are defined in the Clean Water Act, 33 U.S.C. 1251 et seq. and regulations promulgated thereunder (as amended from time to time) and the Resource, Conservation and Recovery Act, 41 U.S.C. 6901 et seq. and regulations promulgated thereunder (as amended from time to time) and the Oil Pollution Act of 1990, 33 U.S.C. 2701 et seq. and regulations promulgated thereunder (as amended from time to time) and shall include any other pollutant or contaminant designated as such by Congress or the United States Environmental Protection Agency (EPA) or defined by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

         (b) Compliance with Environmental Laws. The Tenant warrants and represents that (i) Tenant will not violate, in connection with the use, ownership, lease, maintenance or operation of the Premises and the conduct of the business related thereto, any Environmental Laws, (ii) Tenant, its agent, employees, lessees and independent contractors will operate the Premises and will receive, handle, use, store, treat, transport and dispose of all Hazardous Substances in strict and timely compliance with all Environmental Laws.

         (c) Environmental Permits and Licenses. The Tenant will obtain all necessary environmental permits, licenses and approvals required under any Environmental Law. The Tenant further certifies and represents that Tenant is not in violation of any such permits, licenses and approvals.

         (d) Notices, Orders and Complaints. If Tenant receives any notice of
(i) the happening of any event involving any Hazardous Substances or (ii) any complaint which lists any noncompliance with regard to any environmental, health or safety matter affecting Tenant (an "Environmental Complaint") from any person or entity (including without limitation the EPA), then Tenant shall immediately notify the Landlord orally and in writing of said event and provide the Landlord with copies of any such Environmental Complaint.

         (e) Right of Mitigation. The Landlord in cooperation with the Tenant shall have the right, but not the obligation and without limitation of the Landlord's rights under this Lease, to enter onto the Premises or to take such other actions as it deems necessary or advisable to assess, investigate, cleanup, remove, resolve, or minimize the impact of, or otherwise deal with, any Hazardous Substances or Environmental Complaint which, in the sole opinion of the Landlord, could result in an order, suit or other action against the Landlord. All reasonable costs and expenses incurred by the Landlord in the exercise of any such rights shall be payable by the Tenant as additional rent upon demand, provided that Tenant shall not be liable for costs or expenses where Tenant is not at fault.


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         (f) Indemnification. The Tenant hereby agrees to indemnify the Landlord and hold the Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorney's fees, claims for damage to the environment, claims for fines or civil penalties, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against the Landlord by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, or release from the Premises of any Hazardous Substances or arising under any Environmental Law, if caused by or within the control of Tenant, except that the Landlord shall be fully responsible for the condition of the Premises prior to the Commencement Date and shall indemnify and hold the Tenant harmless from any claim against the Tenant arising out of the condition of the Premises prior to the Commencement Date or caused by the Landlord.

         (g) Agreement to Update. The Tenant shall advise the Landlord in writing as soon as Tenant becomes aware of any condition or circumstance which makes the environmental warranties, representations or certifications contained in this Article VII incomplete or inaccurate.

         (h) Breach. If any representation or warranty or certification made in this Article VII by the Tenant shall prove untrue or the Tenant shall violate or fail to comply with any of the provisions of this paragraph, a breach of this Lease Agreement shall have occurred and the Landlord shall be entitled to exercise its remedies for breach under this Lease Agreement.

         (i) Inducement. The Tenant acknowledges that the representations and warranties contained in this Article VII are being relied upon to induce the Landlord to enter into the Lease Agreement with the Tenant.

                                  ARTICLE VIII

                                    UTILITIES

         Tenant shall be responsible for the cost of providing any and all utility service to the Premises. Tenant shall be solely responsible for and promptly pay all charges for use or consumption of sewer, gas, electricity, water, and all other utility service on the Premises.

                                   ARTICLE IX

                          CONDUCT OF BUSINESS BY TENANT

Section 9.1  Use of Premises.

         The Premises shall be occupied and used by Tenant solely for the purposes of operating the American International Freight Central Cargo Hub, consisting of aircraft maintenance facilities, aircraft hangars, and related facilities and other aeronautical uses, except to the extent as may be permitted pursuant to Section 10.1 of the Building Lease.


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Section 9.2  Operation by Tenant.

         Tenant covenants and agrees that it will comply with all recorded restrictions, if any, and all laws, recommendations, ordinances, rules, and regulations of governmental, public, private and other authorities and agencies, with respect to the use or occupancy of the Premises, and including but not limited to the Fort Wayne-Allen County Airport Authority Rules and Regulations, as may be amended from time to time, provided, however, that no such Rules and Regulations shall apply specifically to or discriminate specifically against Tenant.

Section 9.3  Alteration, Additions and Improvements.

         Tenant shall not make alterations, additions, or improvements without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. Any alteration, addition or improvement made by the Tenant after such consent shall have been obtained, shall be made strictly in accordance with the plans as approved by Landlord and all applicable building codes and governmental authority regulations. Upon the expiration or other sooner termination of this Lease, unless the Landlord and the Tenant shall otherwise agree, Landlord, at its option, may either require the Tenant to remove the alteration, addition or improvement and to restore the Premises to their original condition or elect to retain the alteration, addition or improvement as its own property.

Section 9.4 Representations and Covenants of the Authority.

         The Authority represents and warrants as follows:

         (a) It is a duly organized and existing municipal corporation under the laws of the State and is not in default under any of the provisions contained in the laws of the State in any manner which would impair its ability to carry out its obligations hereunder.

         (b) The Authority has caused to be furnished to Kitty Hawk an acceptable title insurance policy showing the status of title to the Real Property as of the date of acquisition of the Real Property by Building Corp. The Authority and the Building Corp. warrant that the Building Corp. has good title to the Leased Premises and that the Authority has the authority to enter into this Ground Lease.

         (c) The Authority covenants not to take any action, within its power and control, nor to fail to take any action with respect to the Bonds that would result in the loss of the exclusion from gross income for federal income tax purposes of interest on the Bonds pursuant to Section 103 of the Code.

Section 9.5  Operation as a Public Airport.

         Landlord covenants and agrees that at all times it will operate and maintain the Airport as a public airport consistent with and pursuant to the sponsor's assurances given by the Landlord to the United States Government under the Federal Airport and Airways Act.


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Section 9.6  Ingress and Egress.

         Tenant shall have the right of ingress to and egress from the Leased Premises for Tenant, its officers, employees, agents, servants, customers, vendors, suppliers, patrons, and invitees over the roadway provided by Landlord serving the Leased Premises. Landlord's roadway shall be used jointly with other tenants on the Airport, and Tenant shall not interfere with the non-exclusive rights and privileges of other persons or firms using said roadway and shall be subject to such weight and use restrictions promulgated in Landlord's rules and regulations.

Section 9.7  Quiet Employment.

         The Building Corporation shall covenant to Landlord and the Landlord covenants that it will not take any action to prevent Tenant, on paying the Rent and Additional Payments and performing the covenants and agreements herein on Tenant's part to be performed, from peaceably and quietly holding and enjoying the Leased Premises for the Lease Term and any extension thereof and that Landlord will, at Tenant's request and the Landlord's expense, defend Tenant's enjoyment and possession of the Leased Premises against all parties or permit Tenant in its own or, to the extent lawful, in Landlord's name, to defend such enjoyment and possession.

                                    ARTICLE X

                      CONDITION AND MAINTENANCE OF PREMISES

Section 10.1  Condition of Premises on Commencement Date.

         Landlord shall furnish the Premises in good condition and free of any contamination and Tenant shall have no responsibility for the condition of the Premises prior to the Commencement Date.

         Landlord has retained a competent specialist to conduct a Phase I Environmental Site Assessment with respect to the Premises. The report of said assessment, when completed, shall be attached hereto as Exhibit "B" and made a part of this Lease (hereinafter the "Phase I Report").

         Landlord and Tenant agree that the Phase I Report shall be deemed to be conclusive evidence of the environmental condition of the Premises at the Commencement Date. Upon expiration of the term of this Lease, Landlord shall obtain an environmental site assessment by an independent professional. Tenant shall be responsible for the cost of all mitigation required to return the Premises to the environmental condition which existed at the Commencement Date. This requirement shall be in addition to the terms and conditions contained in
Article VII of this Lease.

Section 10.2  Maintenance by Tenant.

         Tenant shall keep the Premises neat, clean and in good order at all times, and shall yield the same back to Landlord upon termination of the Lease, whether such termination shall occur by expiration of the term hereof, or in any other manner whatsoever, in the same condition of repair as

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at the date of the execution hereof. Tenant shall at all times keep the Premises free of derelict aircraft and equipment. Tenant shall not permit any waste or misuse of the Premises. If Tenant fails to perform its obligations hereunder, Landlord without notice may, but shall not be obligated to, perform Tenant's obligations or perform work resulting from Tenant's acts, actions or omissions, and the cost of the same shall be Additional Rent payable with the next installment of Minimum Monthly Rent due hereunder.

Section 10.3  Maintenance of Improvements.

         The maintenance of the Buildings shall be covered by Article V of the Building Lease.

Section 10.4  Signs. Awnings and Canopies.

         All Tenant signs shall conform to the area control ordinances and all other applicable laws, and Tenant will not place or permit on the Premises any sign, awning, canopy, advertising matter, decoration, lettering or other thing of any kind which has not been approved in writing by Landlord, which approvals shall not be unreasonably withheld.

                                   ARTICLE XI

                                      LIENS

         Tenant shall exert its best efforts not to suffer any mechanics' or materialmen's lien to be filed against the fee of the Premises or against the Tenant's leasehold interest in the Premises by reason of work, labor, services or materials supplied or claimed to have been supplied to the Tenant or anyone holding the Premises through or under the Tenant. If any such lien shall at any time be filed as aforesaid, and Tenant shall fail to remove same within thirty
(30) days thereafter, it shall constitute a default under the provisions of this Lease. However, it shall not be an event of default so long as such lien is being defended in good faith with reasonable diligence by the Tenant, and such defense is, in Landlord's reasonable opinion, likely to be successful.

                                   ARTICLE XII

                                     WAIVER

Section 12.1  Non-Liability and Indemnification.

         (a) The Tenant, the Landlord and the Building Corp., hereinafter sometimes called "Party" or collectively the Parties", each agree that it shall be responsible for its own acts of carelessness and negligence, and each agree to hold the Tenant, the Landlord and the Building Corp. harmless against any loss or damage to property, or injury to or death of any person, that may be occasioned by or caused by any failure to act whatsoever pertaining to the Leased Premises or the use thereof by the other parties; provided, that the indemnity in this sentence shall be effective only to the extent any loss that may be sustained by the Tenant, the Landlord or the Building Corp. is in excess of the net proceeds received by the Tenant, the Landlord or the Building Corp. from any

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insurance carried with respect to the loss sustained. Each further agree to indemnify and save harmless the Tenant, the Landlord and the Building Corp. against and from any and all cost, liability, expenses and claims arising from any breach or default in the performance of any covenant or agreement to be performed pursuant to the terms of this Lease, or arising from any act or negligence of or failure to act by such Party, or any of its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the Lease Term, in or about the Leased Premises, and from and against all costs, liability and expenses incurred in or in connection with any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against the Authority, Building Corp. or Kitty Hawk by reason of any such claim, upon notice from the other Party covenants to resist or defend such action or proceedings at its own expense.

         Notwithstanding the foregoing, neither Party shall have any obligation to indemnify with respect to the following:

                  (1) Liabilities arising out of damages to employees of any Party, or any third person, if such employee or third person is covered or should have been covered by worker's compensation insurance;

                  (2) Losses occasioned by the negligence or willful misconduct of such Party, such Party's agents or representatives; or

                  (3) Insured losses with respect to which rights of subrogation have been waived.

         (b) Landlord shall not be responsible or liable to Tenant or to those claiming by, through or under Tenant for any loss or damage to either the person or property of Tenant that may be occasioned by or through the acts or omissions of persons occupying adjacent, connecting or adjoining premises.

         (c) In case Landlord shall without fault on its part be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and pay all costs, expenses and reasonable attorneys' fees.

Section 12.2

  Notwithstanding the foregoing, neither party shall have obligation to indemnify with respect to the following:

                  (a) Liabilities arising out of damages to employees of any party, or any third person, if such employee or third person is covered or should have been covered by worker's compensation insurance;

                  (b) Losses occasioned by the negligence or willful misconduct of such party, such party's agents or representatives; or

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                  (c) Insured losses with respect to which rights of subrogation have been waived.

                                  ARTICLE XIII

                                    INSURANCE

Section 13.1  Insurance on Improvements.

         Insurance on Buildings shall be governed by Article XIII of the Building Lease.

Section 13.2  Other Insurance.

         Tenant agrees to carry Public liability insurance on the Premises during the Lease Term, covering the Tenant and naming the Landlord as an additional named insured, with terms and companies satisfactory to Landlord, in accordance with the requirements of the Airport Use and Lease Agreement.

         Tenant shall provide Landlord a certificate evidencing that said insurance is in full force and effect and stating the terms thereof, on an annual basis.

         Tenant acknowledges that it shall bear the risk of loss for all of the personal property, including trade fixtures, located on the Premises, as well as the risk of loss associated with business interruption due to casualty to the Premises.

Section 13.3  Rental Value Insurance.

         Tenant shall obtain a rent or rental value insurance policy in amounts as required by the Building Lease. Such policy shall insure against loss of Minimum Monthly Rent during a period in which the Minimum Monthly Rent of Landlord is abated as a result of physical loss or damage to the Buildings on the Premises, however caused, with such exceptions only as are ordinarily required by insurers of buildings or facilities of a similar type.

Section 13.4  Mutual Waiver of Subrogation Rights.

         Landlord and Tenant and all parties claiming under them mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance on the Premises or in connection with property on or activities conducted on the Premises, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof. Provided, however, that such release shall not operate in any case where the effect is to invalidate or increase the costs of such insurance coverage (provided, that in the case of increased costs, the other party shall have the right, within thirty (30) days following written notice, to pay such increased costs, thereby keeping such release and waiver in full force and effect) . Provided, further, that such mutual waiver shall apply only to the extent of the insurance coverage or the required coverage, whichever is greater.

                                   ARTICLE XIV

                             DAMAGE AND DESTRUCTION

         In the event that damage and destruction to the Buildings pursuant to
Section 6.1 of the Building Lease results in abatement of rent pursuant to
Section 6.4 of the Building Lease, then Minimum Monthly Rent hereunder shall abate to the same extent and under the same terms and conditions as set forth in
Section 6.4 of the Building Lease.

                                   ARTICLE XV

                            ASSIGNMENTS AND SUBLEASES

         Kitty Hawk may assign or sublet all or any part of the Leased Premises to American International Airways, Inc. ("AIA"), a subsidiary of Kitty Hawk. Such assignment or sublease shall not release Kitty Hawk from the obligations to perform all of the terms and conditions of the Lease.

         Thereafter, this Lease may be assigned in whole or in part, and the Leased Premises may be subleased as a whole or in part by AIA or Kitty Hawk only with the prior written consent of the Landlord and Building Corp., which consent will not be unreasonably withheld. The assignment to AIA, consent by the Landlord and Building Corp., or the acceptance of an assignee or subtenant shall not release Kitty Hawk from the further performance by Kitty Hawk of the covenants of this Lease or be construed to relieve Kitty Hawk from obtaining the consent, in writing, of the Landlord and Building Corp. to any further assignment or subletting and Kitty Hawk shall remain primarily liable on this Lease for the entire term hereof and shall not be released from the full and complete performance of all of the terms, conditions and agreements herein contained.

                                   ARTICLE XVI

                      DAMAGE, DESTRUCTION AND CONDEMNATION

         In the event of the damage, destruction or condemnation of the Premises, then all of the terms and conditions of Article VI of the Building Lease shall apply in their entirety to this Lease.

                                  ARTICLE XVII

                                EVENTS OF DEFAULT

Section 17.1  Events of Default by Tenant.

         The following events shall be deemed to be events of default by a Tenant under this Lease:

         (a) Failure of Tenant to pay any rent or other amount within thirty
(30) days of the date it is due;

         (b) Failure of Tenant to perform or observe any other of the terms, provisions, conditions and covenants of this Lease, the Building Lease, the Operating Agreement, and/or the Lease and Use Agreement for more than thirty
(30) days after written notice of such failure;

         (c) Tenant's insolvency, bankruptcy, admission in writing of its inability to pay its debts as they mature, assignment for the benefit of creditors, or application for or consent to the appointment of a trustee or receiver for Tenant or for the major part of its property;

         (d) Appointment of trustee or receiver for Tenant or for the major part of its property and failure to cause said trustee or receiver to be discharged within thirty (30) days after such appointment;

         (e) Institution of any proceeding for relief under any bankruptcy law, or similar law for the relief of debtors, by or against Tenant, and, if instituted against Tenant or allowed against it or consented to by it, or not dismissed within sixty (60) days after such institution;

         (f) The levy and execution upon or the attachment by legal process of the leasehold interest of Tenant, or the filing or creation of a lien in respect to such leasehold interest to which the Landlord has not consented in writing and which Tenant does not discharge in thirty (30) days; or


Section 17.2 Events of Default by the Landlord.

         The following shall be "events of default" by the Landlord under this Lease and the terms "event of default" or "default" shall mean, wherever they are used in this Lease, any one or more of the following events:

                  (a) The FAA or other proper Federal Agency shall withdraw its approval from the Airport and restrict the use of the Airport in such a manner as to prevent the use of same by Tenant for its business operations.

                  (b) An order is issued by any court of competent jurisdiction restricting the use of the Airport in such a manner as to prevent the use of same by Tenant for its business operations.

                  (c) The airfield shall be closed by lawful authority restricting the use of the Airport in such a manner as to prevent the use of the same by Tenant for its business operations hereunder.

                  (d) If a court of competent jurisdiction issues an injunction against the Landlord or any successor body to the Landlord preventing or restraining the use of the Airport in its entirety or of any part of the Airport substantially necessary to Tenant for its operations, and if such injunction remains in force for at least ninety (90) days.

                  (e) If the Landlord fails to provide and maintain reasonable means for ingress and egress to and from the Leased Premises in accordance with the provisions of this Agreement or fails to fulfill its obligations under Section 9.7 in respect of Tenant's right of quiet enjoyment granted thereby.

                  (f) If by reason of any willful act, willful omission wrongfully done or wrongfully omitted to be done in violation of this Agreement; the Landlord prevents the use of the Leased Premises for the purposes for which the use thereof is authorized by this Agreement.

Section 17.3  Remedies of Authority on Default.

         Upon the occurrence of any such event of default, Landlord may pursue any one or more of the following remedies, as well as any other remedies provided by law, at its sole option, without any notice or demand whatsoever:

         (a) Landlord may declare immediately due and payable the entire amount of the rent then remaining to be paid under this Lease for the balance of the Lease Term;

         (b) Landlord may enter upon and take possession of the Premises without terminating this Lease and without relieving Tenant of its obligation to make the monthly payments of rent herein reserved, expel or remove Tenant and any other person who may be occupying said Premises or any part thereof and any personal property or trade fixtures located therein (including changing or alternating the locks and other security devices), and relet the Premises in the name of Landlord or Tenant at any rental readily obtainable and receive the rent therefor. In such event, Tenant shall pay to Landlord, on demand, any deficiency that may arise by reason of such reletting and the expenses, including, but not limited to, realtors' commission, appraisers' fees, and reasonable attorneys' fees, of such reletting, for the residue of the term of this Lease. In no event shall Landlord have a duty to relet the Premises until such time as all other available space owned and controlled by Landlord has been leased.

         (c) Landlord may forfeit and terminate this Lease forthwith. In the event of such a termination, Tenant shall immediately surrender the Premises to Landlord and if Tenant fails to do so, Landlord may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, and any personal property or trade fixtures located therein.

         Pursuit by Landlord of any of the foregoing remedies or any other remedy provided by law shall not constitute a waiver of any rent due to Landlord hereunder or of any damages occurring to Landlord by reason of the violation by Tenant of any of the terms, provisions and covenants of this Lease. In no event shall Tenant be relieved from its obligation to pay rental specified in this Lease by reason of a surrender of possession, termination of this Lease, or in any other manner whatsoever unless specifically agreed to, in writing, by Landlord. Further, any agreement by Tenant as to unconditional payments shall not be construed to prevent Tenant, after complying with the payment provision, from pursuing any claim it may have against the Landlord or any other person in such court of law or otherwise as Tenant may deem appropriate.

Section 17.4  Remedies of Tenant on Default.

         Whenever any event of default under Section 17.2 of this Lease shall have happened or be subsisting, any one or more of the following remedial steps may be taken:

                  (a) Tenant may terminate this Lease.

                  (b) Tenant may take whatever action at law or in equity may appear necessary or desirable to pursue in order to enforce performance and observance of any obligation, agreement or covenant of the Authority under this Lease.

         Provided, however, if before the expiration of 60 days from the date of which an event of default under Section 17.2 of this Lease shall have happened, Landlord shall have cured the event of default, then: (i) Tenant shall waive the event of default and its consequence and shall rescind and annul that declaration, (ii) the Lease, if it has been terminated pursuant to Subparagraph
(a) above, shall be reinstated, and (iii) the Lease shall continue in full force and effect.

Section 17.5  Tenant's Waiver.

         Tenant hereby waives demand for rent, demand for possession, notice of forfeiture, notice of termination and any and all other demands or notices required by law.

Section 17.6  Arbitration.

         In the event of any dispute between Tenant and Landlord with respect to the terms and conditions of this Ground Lease, the Building Lease or the operating Agreement, Tenant and Landlord shall first appoint a single representative of each to attempt to reasonably negotiate a settlement of such dispute and make recommendations with respect to such settlement to Tenant and to Landlord. Tenant and Landlord may, if they so desire, submit such issue to mediation. In the event that such dispute continues to be unsettled for forty-five (45) days following the receipt of formal notification by certified mail, return receipt requested, that a dispute subject to arbitration exists, then both Tenant and Landlord shall appoint an independent arbitrator, who shall appoint a third arbitrator, and the matters in dispute shall be submitted to arbitration by this panel of arbitrators in accordance with the commercial arbitration rules then existing by the American Arbitration Association, whose determination, following the exhaustion of all administrative and judicial appeals, shall become final, subject to appeal only on the basis of collusion, fraud, or manifest disregard for the law. The panel of arbitrators shall have the authority to enter equitable and legal orders and interim and final orders. Such arbitration shall occur in Allen County, Indiana, and shall be binding upon the parties, their representatives and assigns, provided, further, that all parties shall be obliged to observe and comply with all the terms of the Ground Lease, the Building Lease and the Operating Agreement, including the obligation to make all rental payments and other payments, until the arbitration process has been completed and becomes binding on all of the parties.

         Notwithstanding the foregoing, no arbitration decision shall affect Kitty Hawk's obligation to pay rent or make other payments to Landlord required by the terms of this Lease.

                                  ARTICLE XVIII

                               DEFAULT BY LANDLORD

         Landlord shall in no event be charged with default in any of its obligations hereunder, either affirmatively or as a defense, unless and until Landlord shall have failed to perform such obligations within sixty (60) days (or such additional time as is reasonably required to correct any such default), after written notice to Landlord and to Fort Wayne National Bank ("Bond Trustees") by Tenant, specifically describing such failure.

                                   ARTICLE XIX

                           RIGHTS RESERVED TO LANDLORD

Section 19.1  Inspection and Repair.

         Landlord, and its duly authorized agents, employees and contractors, shall have access to the Premises at all reasonable times for the purposes of inspecting the same and making necessary repairs or replacements as called for hereunder or as the Landlord shall elect to undertake for the safety, preservation, benefit or welfare of the building of which the Premises constitute a part or of other tenants thereof.

Section 19.2  Right to Show Premises.

         Landlord shall have the right to show the Premises to prospective tenants or brokers during the last one hundred eighty (180) days of the term of this Lease, including any renewal terms, at all reasonable times.

Section 19.3  Right to Relocate and Grant Easements.

         Landlord shall have the right to relocate existing utility easements in the Premises, as well as the right to grant new utility easements in the Premises. Tenant's rights in the Premises shall be subordinate to the rights of any grantee(s) of such easements. The location, relocation and placement of all utilities will be made only with the cooperation of the Landlord and Tenant. In the event Landlord requires such a location or relocation, Landlord shall be responsible to repair and restore any damage caused thereby.

                                   ARTICLE XX

                                  HOLDING OVER

         If Tenant or any party holder under Tenant holds over or occupies the Premises beyond the Lease Term (it being agreed there shall be no such holding over or occupancy without Landlord's written consent), Tenant shall pay Landlord for each day of such holding over a sum equal to twice the Minimum Monthly Rent prorated for the number of days of such holding over, plus any Additional Rent, as set forth in the Lease. If Tenant holds over with Landlord's written consent, Tenant shall occupy the Premises on a tenancy from month to month, and all other terms and provisions of this Lease shall be applicable to such period.

                                   ARTICLE XXI

                                 QUIET ENJOYMENT

         If Tenant pays the rents and other amounts herein provided, observes and performs all the covenants, terms and conditions hereof, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term without interruption by Landlord or any person or persons claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

                                  ARTICLE XXII

                                  MISCELLANEOUS

Section 22.1  Waiver.

         No waiver by Landlord or Tenant of any breach of any term, covenant, or condition hereof shall be deemed a waiver of the same, or any subsequent breach of the same, or any other term, covenant or condition. The acceptance of rent by Landlord shall not be deemed a waiver of any earlier breach by Tenant of any term, covenant, or condition hereof, regardless of Landlord's knowledge of such breach when such rent is accepted. No covenant, term or condition of this Lease shall be deemed waived by Landlord or Tenant unless waived in writing.

Section 22.2 Relationship of Parties.

         Nothing contained in this Lease shall be construed to create a partnership or joint venture between the Landlord and the Tenant or between the Landlord and any other party, or cause the Landlord to be responsible in any way for the debts or obligations of the Tenant or any other party.

Section 22.3  Accord and Satisfaction.

         Landlord is entitled to accept, receive and cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply the same at Landlord's option to any obligation of Tenant and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or otherwise recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord's right to recover any and all amounts owed by Tenant hereunder, and Landlord's right to pursue any other available remedy.

Section 22.4  Attorneys' Fees.

         Tenant shall pay, as Additional Rent, all of the costs, charges and expenses, including court costs and reasonable attorneys' fees incurred by Landlord in enforcing its rights under this Lease or incurred by Landlord in any litigation, negotiation or transactions relating to, or arising out of, this Lease in which Landlord, without fault, becomes involved or concerned.

Section 22.5  Entire Agreement.

         There are no representations, covenants, warranties, promises, agreements, conditions or undertakings, oral or written, between Landlord and Tenant other than herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by them.

Section 22.6  Force Majeure.

         If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure material, failure of power, restrictive governmental laws or regulations (other than those enacted by Landlord), riots, insurrection, war, or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under this Lease, the period for the performance of any such act shall be extended for a period equivalent to the period of such delay, provided, however, that this provision shall not apply to the payment of Minimum Rent or Additional Rent by Tenant. Accordingly, Minimum Rent or Additional Rent shall not abate under this provision.

         Notwithstanding the foregoing, in the event that Kitty Hawk, shall defease the Bonds in accordance with the Trust Indenture, and any other indebtedness of the Authority which was issued to finance infrastructure and any indebtedness which was issued to refinance or advance refund any such indebtedness, and remediate any environmental cleanup, then the Lease Term shall be extended only upon the mutual agreement of Landlord and Tenant.

Section 22.7  Captions and Section Numbers.

         This Lease shall be construed without reference to titles of articles and sections, which are inserted only for convenience of reference.

Section 22.8  Number and Gender.

         The use herein of a singular term shall include the plural and use of the masculine, feminine or neutral gender shall include all others.

Section 22.9  Joint and Several Liability.

         If Tenant is a partnership or other business organization, the members of which are subject to personal liability, the liability of each such member shall be deemed to be joint and several.

Section 22.10  Partial Invalidity.

         If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 22.11  Recording.

         The parties agree not to place this Lease of record but each party shall, at the request of the other, execute and acknowledge, so that the same may be recorded, a Short Form Lease or Memorandum of Lease, indicating a lease term, but omitting rent and other terms, and an Agreement specifying the date of commencement and termination of the lease term; provided, however, that the failure to record said Short Form Lease, Memorandum of Lease or Agreement shall not affect to impair the validity and effectiveness of this Lease. Tenant shall pay all costs, taxes, fees and other expenses in connection with or prerequisite to recording.

Section 22.12  Successors.

         This Lease shall inure to the benefit of and be binding upon the Landlord or Tenant and their respective heirs, executors, administrators, successors and such assigns and subtenants as may be permitted hereunder.

Section 22.13  Corporate Tenants.

         Each individual executing this Lease on behalf of a corporation represents and warrants that he has the authority to do so.

Section 22.14  Compliance with Federal Law.

         (a) The Tenant, for himself, his heirs, personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree, as a covenant running with the land, that in the event facilities are constructed, maintained or otherwise operated on the Premises for a purpose for which a United States Department of Transportation program or activity is extended or for another purpose involving the provision of similar services or benefits, the Tenant shall maintain and operate such facilities and services in compliance with all other requirements imposed pursuant to 49 C.F.R. Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation, and as said Regulations may be amended.

         (b) The Tenant, for himself, his personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree, as a covenant running with the land that:

                  (1) No person, on the grounds of race, color, or national origin, shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities;

                  (2) That in the construction of any improvements on, over or under such land and the furnishing of services thereon, no person, on the grounds of race, color or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination;

                  (3) That the Tenant shall use the Premises in compliance with all other requirements imposed by or pursuant to 49 C.F.R. Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation, and as said Regulations may be amended.

         (c) Tenant assures that it will comply with pertinent statutes, executive orders and such rules as are promulgated to assure that no person shall, on the grounds of race, creed, color, national origin, sex, age, or handicap, be excluded from participating in any activity conducted with or benefitting from Federal assistance. This provision obligates Tenant or its assignee for the period during which Federal assistance is extended to the airport programs, except where Federal assistance is to provide, or is in the form of personal property or real property or interest therein or structures or improvements thereon. In these cases, this provision obligates Tenant or its assignee for the longer of the following periods:

                  (1) The period during which the property is used by Landlord or any transferee for a purpose for which Federal assistance is extended, or for another purpose involving the provision of similar services or benefits; or

                  (2) The period during which Landlord or any transferee retains ownership or possession of the property

         (d) Tenant shall comply with all laws, orders or regulations of any governmental authority relating to the use and occupancy of the Premises, including, but not limited to, the regulations and rules adopted by Landlord, in its Airport Security Program, the Federal Aviation Administration (and specifically, without limitation, Federal Aviation Regulations, Parts 107 and
139), and any other entity having authority applying to or affecting Baer Field. Any violation by Tenant, its employees, suppliers, guests, business invitees, or agents of any rule or regulation which results in the assessment of a fine against Landlord by the Federal Aviation Administration shall be the responsibility of Tenant, and the fine shall be paid by Tenant as additional rent.

Section 22.15  Master Lease.

         It is hereby acknowledged by Tenant that the Landlord does not have legal title to the premises, but, rather, leases the Premises from the Building Corp. (the "Master Lease"). Tenant acknowledges that its right in the premises derives from and is subordinate to the Master Lease. The Master Lease shall require, in the event that the Building Corp. evicts the Landlord from the Leased Premises, this Lease shall continue in full force and effect, so long as Tenant is not in default of this Lease. In such event, Tenant hereby agrees to attorn to and acknowledge the Building Corp. as Landlord.

Section 22.16  Right of Flight.

         Landlord reserves for the use and benefit of the public a right of flight for the passage of aircraft in the air space over-lying the Premises, together with the right to cause in that air space such noise as is inherent in the operation of aircraft using the air space for landing at, taking off from, or operating at Baer Field. Tenant shall not erect or allow the erection or maintenance of any structure or object or permit any growth which violates federal or state law regarding tall structures, including, but not limited to, 14 C.F.R. Part 77 and Ind. Code Section 8-21-10-1, et seq., and any amendments thereto.

Section 22.17  Applicable Law.

         This Lease shall be construed under the laws of the State of Indiana.

Section 22.18  Notices.

         All notices from Tenant to Landlord required or permitted by any provision of this Lease shall be directed to Landlord as follows:

                  Fort Wayne-Allen County Airport Authority
                  Fort Wayne International Airport
                  Lt. Paul Baer Terminal, Suite 209
                  Fort Wayne, Indiana  46809
                  Attention:  Executive Director of Airports

         All notices from Landlord to Tenant required or permitted hereunder shall be directed as follows:


                                        KITTY HAWK, INC.



                                        BY:
                                             ---------------------------
                                             M. Tom Christopher,
                                             Chairman of the Board and
                                             Chief Executive Officer

STATE OF INDIANA          )
                          )
COUNTY OF ALLEN           )


         Before me, a Notary Public in and for said County and State, personally appeared DANIEL F. WEAVER and KEITH R. SPITLER, the President and Assistant Secretary, respectively, of the Fort Wayne-Allen County Airport Authority Board, who acknowledged the execution of the above and foregoing Ground Lease, for and on behalf of the Fort Wayne-Allen County Airport Authority.

         WITNESS my hand and Notarial Seal this 13th day of April, 1998.








                                     -------------------------------------------
                                     Thomas D. Logan, Notary Public
                                     Residing in Allen County, Indiana



My Commission Expires:


-----------------------------------

STATE OF TEXAS          )
                        )
COUNTY OF               )


         Before me, a Notary Public in and for said County and State, personally appeared M. TOM CHRISTOPHER, Chairman of the Board and Chief Executive Officer of KITTY HAWK, INC., who acknowledged the execution of the above and foregoing Ground Lease, for and on behalf of said corporation.

         WITNESS my hand and Notarial Seal this day of April, 1998.






                                               ---------------------------------

                                                                , Notary Public
                                               -----------------

                                               Residing in         County, Texas
                                                          ---------



My Commission Expires:



-------------------------------------

Kitty Hawk, Inc.
1515 West 20th Street
P.O. Box 612787
Dallas/Fort Worth International Airport, Texas 75261
Attention:     M. Tom Christopher,
               Chairman of the Board and Chief Executive Officer

         All notices to be given hereunder by either party shall be written and sent by certified mail, return receipt requested, postage prepaid, addressed to the party intended to be notified at the address set forth above. Either party may, at any time, or from time to time, notify the other in writing of a substitute address or substitute person to whose attention the notice is to be sent for that set forth above, and, thereafter, notices shall be directed to such substituted address or substituted person. Notice given as aforesaid shall be sufficient service thereof and shall be deemed given as of the date received, as evidenced by the return receipt of the registered or certified mail.

Section 22.19  Landlord's Consent.

         In each case under this Lease in which Landlord's consent shall not be unreasonably withheld, Landlord shall notify Tenant of its decision within ninety (90) days if Tenant's request is made under Section 9.3 or Article XV hereunder, and within sixty (60) days if Tenant's request is made under any other provision hereunder. Landlord's consent shall be deemed granted if Landlord has not given written notice of its refusal to grant such consent, setting forth with specificity the bases for such refusal.

         IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Lease as of the day and year first above written.


                                             FORT WAYNE-ALLEN COUNTY
                                             AIRPORT AUTHORITY



                                             BY:
                                                  ----------------------------
                                                  Daniel F. Weaver, President
                                                  Fort Wayne-Allen County
                                                  Airport Authority Board

ATTEST:


-----------------------------------
Keith R. Spitler
Assistant Secretary